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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

Parent
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Frankfort First Bancorp, Inc.
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
                                                                        State or
                                             Percentage             Other Jurisdiction
Subsidiaries (1)                             Ownership               of Incorporation
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
First Federal Savings Bank of Frankfort         100%                   United States
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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to
     Stockholders attached hereto as an exhibit.